Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-203393), as amended, and the Registration Statements on Form S-8 (File Nos. 333-140588, 333-171723 and 333-180142) of Silver Bull Resources, Inc. (the "Company") of our report dated January 19, 2016 relating to the audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K for the year ended October 31, 2015.

/s/ Hein & Associates LLP
Hein & Associates LLP

Denver, Colorado
January 19, 2016